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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 15, 1996


                   First Sierra Equipment Lease Trust 1996-2
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           New York                   33-98822          Application Pending
----------------------------        ------------       ---------------------
(State or Other Jurisdiction        (Commission          (I.R.S. Employer
      of Incorporation)             File Number)       Identification   No.)


 c/o Bankers Trust Company                                     10006
   Four Albany Street,                                 ---------------------
        10th Floor                                           (Zip Code)
    New York, New York
  ----------------------
  (Address of Principal
    Executive Offices)



       Registrant's telephone number, including area code (212) 250-2500
                                                          --------------

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         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

Description of the Certificates and the Contracts

         First Sierra Receivables II, Inc., as Depositor (the "Depositor") has registered issuances of an aggregate of up to $400,000,000 in principal amount of lease-backed securities, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 33-98822) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, the Depositor, a special purpose corporation acted as the Depositor of the First Sierra Equipment Lease Trust 1996-2 (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer of the receivables (the "Servicer"), the Depositor and Bankers Trust Company, as trustee (the "Trustee"). This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Certificates, the forms of which were filed as Exhibits to the Registration Statement.


         The Certificates were issued pursuant to a Pooling and Servicing Agreement attached hereto as Exhibit 4.1, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), between the Depositor, the Servicer and the Trustee. The Certificates consist of four classes, the Class Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Trust Certificate. Only the Class A Certificates were issued pursuant to the Registration Statement. The Class A Certificates represent the right to receive repayment of the Initial Class A Certificate Principal Balance ($63,381,510) of the Class A Certificates and monthly interest at a rate of 6.29% per annum on the unpaid portion of such principal amount. The rights to receive such payments are based solely upon the interests represented by the Class A Certificates in the Trust. The assets of the Trust will consist of certain operating and finance leases received after the close of business on November 1, 1996 (the "Cut-Off Date") (such leases, the "Contracts"), the underlying equipment or property leased thereby (the "Equipment," together with the Contracts, the "Receivables") and certain other property more fully described in the Prospectus.

         On November 15, 1996 (the "Closing Date"), First Sierra transferred the Contracts and the related Equipment to the Depositor pursuant to the Sale and Contribution Agreement, dated as of November 1, 1996 (the "Sale and Contribution Agreement") attached hereto as Exhibit 10.1, between First Sierra and the Depositor.



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         Principal and interest will be paid to the Class A Certificateholders monthly on the 10th day (or the next succeeding business day thereafter) of each month, commencing December 10, 1996 (each, a "Payment Date"), as further described herein. Interest will accrue on the Class A Certificates from Payment Date to Payment Date, or with respect to the initial Payment Date, from November 10, 1996. The final payment of principal and interest on the Class A Certificates is expected to be made on the June 10, 2002 Payment Date (the "Expected Final Payment Date") but, in any event, shall be made no later than the November 10, 2004 Payment Date.

         The Class A Certificates will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal thereon on each payment date pursuant to the terms of a certificate insurance policy (the "Certificate Insurance Policy") to be issued by MBIA Corporation and attached hereto as Exhibit 10.2.

         As of the Closing Date, the Contracts possessed the characteristics described in the Prospectus dated April 18, 1996 and the Prospectus Supplement dated November 8, 1996, filed pursuant to Rule 424(b) of the Act.





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         Item 7.  Financial Statements, Pro Forma Financial Information and
                  Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits:

          1.1 Underwriting Agreement, dated November 8, 1996 between First Sierra Financial, Inc., First Sierra Receivables II, Inc. and First Union Capital Markets.

          4.1 Pooling and Servicing Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer, First Sierra Receivables II, Inc. and Bankers Trust Company, as trustee (the "Trustee").

          10.1 Sale and Contribution Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc. and First Sierra Receivables II, Inc.

          10.2  Certificate Insurance Policy of MBIA Insurance Corporation.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        First Sierra Equipment Lease Trust 1996-2

                        By:  First Sierra Receivables II, Inc., as Depositor


                             By:        /s/ Thomas Depping
                                --------------------------------------------
                                Name:   Thomas Depping
                                Title:  President



Dated:  November 15, 1996



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                                 EXHIBIT INDEX


         1.1 Underwriting Agreement, dated November 8, 1996 between First Sierra Financial, Inc., First Sierra Receivables II, Inc. and First Union Capital Markets.

         4.1 Pooling and Servicing Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer, First Sierra Receivables II, Inc. and Bankers Trust Company, as trustee (the "Trustee").

         10.1 Sale and Contribution Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc. and First Sierra Receivables II, Inc.

         10.2  Certificate Insurance Policy of MBIA Insurance Corporation.